Exhibit 99.1

Vistra Reports Fourth Quarter and

Full-Year 2024 Results

Earnings Release Highlights

•	GAAP full-year 2024 Net Income of $2,812 million and Cash Flow from Operations of $4,563 million.

•

Net Income from Ongoing Operations[1] of $2,928 million, Ongoing Operations Adjusted EBITDA[1] of $5,656 million, $856 million higher than the midpoint of the original guidance range announced in May 2024, and Ongoing Operations Adjusted FCFbG[1] of $2,888 million, exceeding the midpoint of the original guidance by approximately $438 million.[2]

•	Reaffirmed 2025 Ongoing Operations Adjusted EBITDA[1] and Ongoing Operations Adjusted FCFbG[1] guidance ranges of $5.5 billion to $6.1 billion and $3.0 billion to $3.6 billion, respectively.

•	Closed the Vistra Vision minority interest repurchase on Dec. 31, 2024, becoming the sole owner of our highly valuable, carbon-free assets and retail business.

IRVING, Texas — Feb. 27, 2025 — Vistra Corp. (NYSE: VST) today reported its fourth quarter and full-year 2024 financial results and other highlights.

“The talent and dedication of the people who make up Team Vistra resulted not only in a record year but a transformational one for our company,” said Jim Burke, president and CEO of Vistra. “In these 12 months, we closed on a unique acquisition, adding three nuclear sites, approximately one million additional retail customers in the key PJM market and 2,000 new team members, and now proudly operate the second-largest competitive nuclear fleet in the country. Vistra also joined the S&P 500 and the Dow Jones Sustainability indices, acquired the outstanding minority interest in Vistra Vision, secured a 20-year license renewal for Comanche Peak, reached retail performance levels not achieved in the more than two decades competitive markets have been open, brought two solar-plus-storage facilities online, secured two large renewable power purchase agreements, and ended the year outperforming the high-end of our financial guidance.”

Burke concluded, “These accomplishments, executed by our integrated business working as One Team, delivered on our commitment to provide reliable, affordable electricity to our customers and strong financial performance to our shareholders. Our company is well-positioned to serve customer needs and grow with the overall electrification trends in our industry. It is an exciting time to be part of Vistra, and we look forward to executing our 2025 priorities.”

Vistra – Press Release

Feb. 27, 2025, Page 2

Summary of Financial Results for the Three and Twelve Months Ended December 31, 2024 and 2023

(Unaudited) (Millions of Dollars)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net income (loss)	$490	$(184)	$2,812	$1,492
Ongoing operations net income (loss)	$542	$(155)	$2,928	$1,498
Ongoing operations Adjusted EBITDA	$1,985	$965	$5,656	$4,140
Adjusted EBITDA by Segment
Retail	$600	$463	$1,463	$1,105
Texas	$598	$238	$2,032	$1,834
East	$774	$225	$2,017	$1,001
West	$44	$67	$238	$263
Corporate and Other	$(31)	$(28)	$(94)	$(63)
Asset Closure	$(51)	$(32)	$(117)	$(39)

For the year ended Dec. 31, 2024, Vistra reported Net Income of $2,812 million, Net Income from Ongoing Operations1 of $2,928 million, and Ongoing Operations Adjusted EBITDA1 of $5,656 million. Net Income for the full-year 2024 increased $1,320 million from the full-year 2023, driven primarily by unrealized mark-to-market gains on derivative positions, the addition of Energy Harbor, and an increase in revenues due to estimated nuclear production tax credits (PTC) recorded in the fourth quarter of 2024. Ongoing Operations Adjusted EBITDA for the full-year 2024 increased by $1,516 million compared to the full-year 2023, driven primarily by the inclusion of results from the acquisition of Energy Harbor and an increase in revenues due to estimated nuclear PTC recorded in the fourth quarter of 2024.

Guidance

($ in millions)	Reaffirmed 2025 Guidance Ranges
Ongoing Operations Adjusted EBITDA	$5,500 - $6,100
Ongoing Operations Adjusted FCFbG	$3,000 - $3,600

As of Feb. 24, 2025, Vistra had hedged approximately 100% of its expected generation volumes for 2025 and approximately 80% for 2026. Vistra’s comprehensive hedging program supports the company’s reaffirmed 2025 guidance ranges and its previously announced Ongoing Operations Adjusted EBITDA midpoint opportunity3 for 2026. Vistra is anticipating the 2026 midpoint opportunity to be more than $6,000 million.

Vistra – Press Release

Feb. 27, 2025, Page 3

Share Repurchase Program

As of Feb. 24, 2025:

•	Vistra executed ~$4.9 billion in share repurchases since Nov. 2021.

•	Vistra had ~338.9 million shares outstanding, representing a ~30% reduction of the amount of the shares outstanding on Nov. 2, 2021.

•	~$1.9 billion dollars of the share repurchase authorization remains available, which we expect to complete by year end 2026.

Clean Energy Investments

Vistra continues to grow its fleet of zero-carbon resources, advancing these interests through cost-effective, strategic investments. During the fourth quarter, the company advanced its efforts in solar, energy storage, and nuclear by:

•

Executing its renewable development pipeline, bringing online the first two projects that are part of its Illinois Coal to Solar & Energy Storage Initiative at Baldwin (70 MW) and Coffeen (46 MW), revitalizing retired and to-be-retired coal plant sites.

•

Growing its ownership interest in nuclear by closing on an agreement to acquire the entire 15% minority interest in its Vistra Vision subsidiary, making Vistra the sole owner of its highly valuable, carbon-free assets. This acquisition increases our nuclear ownership by ~970 MW and our solar and energy storage ownership by ~200 MW.

Liquidity

As of Dec. 31, 2024, Vistra had total available liquidity of approximately $4,121 million, including cash and cash equivalents of $1,188 million, $2,162 million of availability under its corporate revolving credit facility, and $771 million of availability under its commodity-linked revolving credit facility. Available capacity under the commodity-linked revolving credit facility reflects the borrowing base of $771 million and excludes $979 million of commitments under the facility that were not available to be drawn as of Dec. 31, 2024.

Vistra – Press Release

Feb. 27, 2025, Page 4

Earnings Webcast

Vistra will host a webcast today, Feb. 27, 2025, beginning at 10 a.m. ET (9 a.m. CT) to discuss these results and related matters. The live webcast and the accompanying slides that will be discussed on the call can be accessed via Vistra’s website at www.vistracorp.com under “Investor Relations” and then “Events & Presentations.” Participants can also listen by phone by registering here prior to the start time of the call to receive a conference call dial-in number. A replay of the webcast will be available on Vistra’s website for one year following the live event.

About Vistra

Vistra (NYSE: VST) is a leading, Fortune 500 integrated retail electricity and power generation company that provides essential resources to customers, businesses, and communities from California to Maine. Based in Irving, Texas, Vistra is a leader in the energy transformation with an unyielding focus on reliability, affordability, and sustainability. The company safely operates a reliable, efficient, power generation fleet of natural gas, nuclear, coal, solar, and battery energy storage facilities while taking an innovative, customer-centric approach to its retail business. Learn more at https://www.vistracorp.com.

Media

Meranda Cohn

214-875-8004

Media.Relations@vistracorp.com

Analysts

Eric Micek

214-812-0046

Investor@vistracorp.com

1 Ongoing Operations excludes the Asset Closure segment. Net Income (Loss) from Ongoing Operations, Ongoing Operations Adjusted EBITDA, and Ongoing Operations Adjusted Free Cash Flow before Growth are non-GAAP financial measures. Any reference to “Ongoing Operations Adjusted FCFbG” is a reference to Ongoing Operations Adjusted Free Cash Flow before Growth. See the “Non-GAAP Reconciliation” tables for further detail. Total segment information may not tie due to rounding.

2 Ongoing Operations Adj. EBITDA includes our estimated nuclear production tax credit (PTC) of $545 million. Ongoing Operations Adj. FCFbG does not include any benefit from the nuclear PTC. Original 2024 guidance excluded any benefit from the nuclear PTC.

3 Midpoint opportunities are not intended to be guidance and represent only our estimate of potential opportunities for Ongoing Operations Adjusted EBITDA in 2026 based on market curves as of Nov. 4, 2024. Actual results could vary and are subject to a number of risks, uncertainties and factors, including power price market movements and our hedging strategy. We have not provided a quantitative reconciliation of Ongoing Operations Adjusted EBITDA opportunities for 2026 to GAAP net income (loss) because we cannot, without unreasonable effort, calculate certain reconciling items with confidence due to the variability, complexity, and limited visibility of the adjusting items that would be excluded from Ongoing Operations Adjusted EBITDA in such out year period.

Vistra – Press Release

Feb. 27, 2025, Page 5

About Non-GAAP Financial Measures and Items Affecting Comparability

“Adjusted EBITDA” (EBITDA as adjusted for unrealized gains or losses from hedging activities, tax receivable agreement impacts, reorganization items, and certain other items described from time to time in Vistra’s earnings releases), “Adjusted Free Cash Flow before Growth” (or “Adjusted FCFbG”) (cash from operating activities excluding changes in margin deposits and working capital and adjusted for capital expenditures (including capital expenditures for growth investments), other net investment activities, and other items described from time to time in Vistra’s earnings releases), “Ongoing Operations Adjusted EBITDA” (adjusted EBITDA less adjusted EBITDA from Asset Closure segment), “Net Income (Loss) from Ongoing Operations” (net income less net income from Asset Closure segment), and “Ongoing Operations Adjusted Free Cash Flow before Growth” or “Ongoing Operations Adjusted FCFbG” (adjusted free cash flow before growth less cash flow from operating activities from Asset Closure segment before growth) are “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in Vistra’s consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. Vistra’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

Vistra uses Adjusted EBITDA as a measure of performance and believes that analysis of its business by external users is enhanced by visibility to both Net Income prepared in accordance with GAAP and Adjusted EBITDA. Vistra uses Adjusted Free Cash Flow before Growth as a measure of liquidity and performance, and believes it is a useful metric to assess current performance in the period and that analysis of capital available to allocate for debt service, growth, and return of capital to stockholders is supported by disclosure of both cash provided by (used in) operating activities prepared in accordance with GAAP as well as Adjusted Free Cash Flow before Growth. Vistra uses Ongoing Operations Adjusted EBITDA as a measure of performance and Ongoing Operations Adjusted Free Cash Flow before Growth as a measure of liquidity and performance, and Vistra’s management and board of directors have found it informative to view the Asset Closure segment as separate and distinct from Vistra’s ongoing operations. Vistra uses Net Income (Loss) from Ongoing Operations as a non-GAAP measure that is most comparable to the GAAP measure Net Income in order to illustrate the company’s Net Income excluding the effects of the Asset Closure segment, as well as a measure to compare to Ongoing Operations Adjusted EBITDA. The schedules attached to this earnings release reconcile the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Cautionary Note Regarding Forward-Looking Statements

The information presented herein includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Vistra Corp. (“Vistra”) operates and beliefs of and assumptions made by Vistra’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance, that could significantly affect the financial results of Vistra. All statements, other than statements of historical facts, that are presented herein, or in response to questions or otherwise, that address activities, events or developments that may occur in the future, including such matters as activities related to our financial or operational projections including financial condition and cash flows, projected synergy, value lever and net debt targets, capital allocation, capital expenditures, liquidity, projected Adjusted EBITDA to free cash flow conversion rate, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations, including potential large load center opportunities (often, but not always, through the use of words or phrases, or the negative variations of those words or other comparable words of a future or forward-looking nature, including, but not limited to: “intends,” “plans,” “will likely,” “unlikely,” “believe,” “confident”, “expect,” “seek,” “anticipate,” “estimate,” “continue,” “will,” “shall,” “should,” “could,” “may,” “might,” “predict,” “project,” “forecast,” “target,” “potential,” “goal,” “objective,” “guidance” and “outlook”), are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra believes that in making any such forward-looking statement, Vistra’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including, but not limited to: (i) adverse changes in general economic or market conditions (including changes in interest rates) or changes in political conditions or federal or state laws and regulations; (ii) the ability of Vistra to execute upon its contemplated strategic, capital allocation, performance, and cost-saving initiatives and to successfully integrate acquired businesses; (iii) actions by credit ratings agencies; (iv) the severity, magnitude and duration of extreme weather events, contingencies and uncertainties relating thereto, most of which are difficult to predict and many of which are beyond our control, and the resulting effects on our results of operations, financial condition and cash flows; and (v) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission by Vistra from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in Vistra’s annual report on Form 10-K for the year ended December 31, 2024 and subsequently filed quarterly reports on Form 10-Q.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

Vistra – Press Release

Feb. 27, 2025, Page 6

VISTRA CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Millions of Dollars)

	Year Ended December 31,
	2024	2023	2022
Operating revenues	$17,224	$14,779	$13,728
Fuel, purchased power costs, and delivery fees	(7,285)	(7,557)	(10,401)
Operating costs	(2,414)	(1,702)	(1,645)
Depreciation and amortization	(1,843)	(1,502)	(1,596)
Selling, general, and administrative expenses	(1,601)	(1,308)	(1,189)
Impairment of long-lived and other assets	—	(49)	(74)

Operating income (loss)	4,081	2,661	(1,177)
Other income	312	257	117
Other deductions	(21)	(14)	(4)
Interest expense and related charges	(900)	(740)	(368)
Impacts of Tax Receivable Agreement	(5)	(164)	(128)

Net income (loss) before income taxes	3,467	2,000	(1,560)
Income tax (expense) benefit	(655)	(508)	350

Net income (loss)	2,812	1,492	(1,210)
Net (income) loss attributable to noncontrolling interest and redeemable noncontrolling interest	(153)	1	(17)

Net income (loss) attributable to Vistra	2,659	1,493	(1,227)
Cumulative dividends attributable to preferred stock	(192)	(150)	(150)

Net income (loss) attributable to Vistra common stock	$2,467	$1,343	$(1,377)

Vistra – Press Release

Feb. 27, 2025, Page 7

VISTRA CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Millions of Dollars)

	Year Ended December 31,
	2024	2023	2022
Cash flows — operating activities:
Net income (loss)	$2,812	$1,492	$(1,210)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	2,631	1,956	2,047
Deferred income tax expense (benefit), net	607	457	(359)
Gain on sale of land	—	(95)	(8)
Impairment of long-lived and other assets	—	49	74
Unrealized net (gain) loss from mark-to-market valuations of commodities	(1,155)	(490)	2,510
Unrealized net (gain) loss from mark-to-market valuations of interest rate swaps	(53)	36	(250)
Unrealized net gain from nuclear decommissioning trusts	(116)	—	—
Change in asset retirement obligation liability	38	27	13
Asset retirement obligation accretion expense	114	34	34
Impacts of Tax Receivable Agreement	5	164	128
Gain on TRA repurchase and tender offers	(10)	(29)	—
Bad debt expense	183	164	179
Stock-based compensation	100	77	63
Other, net	(89)	103	(71)
Changes in operating assets and liabilities:
Accounts receivable — trade	(242)	214	(852)
Inventories	(31)	(174)	36
Accounts payable — trade	19	(350)	94
Commodity and other derivative contractual assets and liabilities	(175)	82	(228)
Margin deposits, net	842	1,899	(1,874)
Uplift securitization proceeds receivable from ERCOT	—	—	544
Accrued interest	(18)	46	16
Accrued taxes	(1)	5	(8)
Accrued employee incentive	8	58	21
Asset retirement obligation settlement	(88)	(81)	(87)
Major plant outage deferral	(91)	(32)	20
Other — net assets	(616)	84	(17)
Other — net liabilities	(111)	(243)	(330)

Cash provided by operating activities	4,563	5,453	485

Cash flows — investing activities:
Capital expenditures, including nuclear fuel purchases and LTSA prepayments	(2,078)	(1,676)	(1,301)
Energy Harbor acquisition (net of cash acquired)	(3,065)	—	—
Proceeds from sales of nuclear decommissioning trust fund securities	2,216	601	670
Investments in nuclear decommissioning trust fund securities	(2,239)	(624)	(693)
Proceeds from sales of environmental allowances	773	500	1,275
Purchases of environmental allowances	(1,226)	(1,071)	(1,303)
Proceeds from sales of property, plant, and equipment, including nuclear fuel	196	115	78

Vistra – Press Release

Feb. 27, 2025, Page 8

VISTRA CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Millions of Dollars)

	Year Ended December 31,
	2024	2023	2022
Proceeds from sales of transferable ITCs	150	—	—
Other, net	(3)	10	35

Cash used in investing activities	(5,276)	(2,145)	(1,239)

Cash flows — financing activities:
Issuances of long-term debt	3,817	2,498	1,498
Repayments/repurchases of debt	(2,287)	(33)	(251)
Net borrowings (repayments) under accounts receivable financing	750	(425)	425
Borrowings under Revolving Credit Facility	50	100	1,750
Repayments under Revolving Credit Facility	(50)	(350)	(1,500)
Borrowings under Commodity-Linked Facility	1,802	—	3,150
Repayments under Commodity-Linked Facility	(1,802)	(400)	(2,750)
Debt issuance costs	(76)	(59)	(31)
Stock repurchases	(1,266)	(1,245)	(1,949)
Dividends paid to common stockholders	(305)	(313)	(302)
Dividends paid to preferred stockholders	(173)	(150)	(151)
Dividends paid to noncontrolling and redeemable noncontrolling interest holders	(180)	—	—
Payment for acquisition of noncontrolling interest	(1,748)	—	—
TRA Repurchase and tender offer — return of capital	(122)	—	—
Other, net	(14)	83	31

Cash used in financing activities	(1,604)	(294)	(80)

Net change in cash, cash equivalents and restricted cash	(2,317)	3,014	(834)
Cash, cash equivalents and restricted cash — beginning balance	3,539	525	1,359

Cash, cash equivalents and restricted cash — ending balance	$1,222	$3,539	$525

Vistra – Press Release

Feb. 27, 2025, Page 9

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED DECEMBER 31, 2024

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$984	$(311)	$30	$41	$(202)	$542	$(52)	$490
Income tax benefit	—	—	—	—	(39)	(39)	—	(39)
Interest expense and related charges (a)	16	(13)	(5)	—	158	156	1	157
Depreciation and amortization (b)	29	183	405	22	16	655	—	655

EBITDA	1,029	(141)	430	63	(67)	1,314	(51)	1,263
Unrealized net (gain) loss resulting from hedging transactions	(437)	724	309	(23)	—	573	(1)	572
Purchase accounting impacts	—	—	(4)	—	—	(4)	—	(4)
Non-cash compensation expenses	—	—	—	—	24	24	—	24
Transition and merger expenses	—	—	15	—	36	51	—	51
Decommissioning-related activities (c)	—	7	22	—	—	29	—	29
ERP system implementation expenses	1	1	1	—	—	3	—	3
Other, net	7	7	1	4	(24)	(5)	1	(4)

Adjusted EBITDA	$600	$598	$774	$44	$(31)	$1,985	$(51)	$1,934

Note: Texas and East segments include nuclear PTC revenue estimate of $281 million and $264 million, respectively. See Note 4 to the Financial Statements for additional information.

(a)	Includes $79 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $25 million and $93 million, respectively, in the Texas and East segments.
(c)	Represents net of all NDT (income) loss of the PJM nuclear facilities, ARO accretion expense for operating assets and ARO remeasurement impacts for operating assets.

Vistra – Press Release

Feb. 27, 2025, Page 10

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE YEAR ENDED DECEMBER 31, 2024

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$1,216	$2,133	$902	$471	$(1,794)	$2,928	$(116)	$2,812
Income tax expense	—	—	—	—	655	655	—	655
Interest expense and related charges (a)	54	(46)	(9)	(1)	898	896	4	900
Depreciation and amortization (b)	114	686	1,278	86	66	2,230	—	2,230

EBITDA	1,384	2,773	2,171	556	(175)	6,709	(112)	6,597
Unrealized net (gain) loss resulting from hedging transactions	52	(790)	(76)	(332)	—	(1,146)	(9)	(1,155)
Purchase accounting impacts	—	1	(12)	—	(14)	(25)	—	(25)
Impacts of Tax Receivable Agreement (c)	—	—	—	—	(5)	(5)	—	(5)
Non-cash compensation expenses	—	—	—	—	100	100	—	100
Transition and merger expenses	2	1	22	—	111	136	—	136
Decommissioning-related activities (d)	—	26	(91)	2	—	(63)	—	(63)
ERP system implementation expenses	8	7	5	1	—	21	2	23
Other, net	17	14	(2)	11	(111)	(71)	2	(69)

Adjusted EBITDA	$1,463	$2,032	$2,017	$238	$(94)	$5,656	$(117)	$5,539

Note: Texas and East segments include nuclear PTC revenue estimate of $281 million and $264 million, respectively. See Note 4 to the Financial Statements for additional information.

(a)	Includes $53 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $105 million and $282 million, respectively, in the Texas and East segments.
(c)	Includes $10 million gain recognized on the repurchase of TRA Rights in the year ending December 31, 2024.
(d)	Represents net of all NDT (income) loss of the PJM nuclear facilities, ARO accretion expense for operating assets and ARO remeasurement impacts for operating assets.

Vistra – Press Release

Feb. 27, 2025, Page 11

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED DECEMBER 31, 2023

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$(38)	$(32)	$292	$(27)	$(350)	$(155)	$(29)	$(184)
Income tax benefit	—	—	—	—	38	38	—	38
Interest expense and related charges (a)	1	(6)	—	—	294	289	1	290
Depreciation and amortization (b)	24	179	174	23	16	416	—	416

EBITDA before Adjustments	(13)	141	466	(4)	(2)	588	(28)	560
Unrealized net (gain) loss resulting from hedging transactions	472	92	(265)	71	—	370	(4)	366
Impacts of Tax Receivable Agreement (c)	—	—	—	—	5	5	—	5
Non-cash compensation expenses	—	—	—	—	14	14	—	14
Transition and merger expenses	2	—	—	—	8	10	—	10
Winter Storm Uri (d)	(6)	2	—	—	—	(4)	—	(4)
Other, net	8	3	24	—	(53)	(18)	—	(18)

Adjusted EBITDA	$463	$238	$225	$67	$(28)	$965	$(32)	$933

(a)	Includes $101 million of unrealized mark-to-market net losses on interest rate swaps.
(b)	Includes nuclear fuel amortization of $23 million in the Texas segment.
(c)	Includes $29 million gain recognized on the repurchase of TRA Rights in December 2023.
(d)	Includes the application of bill credits to large commercial and industrial customers that curtailed their usage during Winter Storm Uri.

Vistra – Press Release

Feb. 27, 2025, Page 12

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE YEAR ENDED DECEMBER 31, 2023

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	424	398	1,749	454	(1,527)	$1,498	(6)	$1,492
Income tax expense	—	—	1	—	507	508	—	508
Interest expense and related charges (a)	20	(21)	2	(8)	742	735	5	740
Depreciation and amortization (b)	102	641	703	79	68	1,593	—	1,593

EBITDA before Adjustments	546	1,018	2,455	525	(210)	4,334	(1)	4,333
Unrealized net (gain) loss resulting from hedging transactions	586	813	(1,586)	(267)	—	(454)	(36)	(490)
Impacts of Tax Receivable Agreement (c)	—	—	—	—	135	135	—	135
Non-cash compensation expenses	—	—	—	—	78	78	—	78
Transition and merger expenses	—	1	2	—	47	50	—	50
Impairment of long-lived and other assets	—	—	49	—	—	49	—	49
PJM capacity performance default impacts (d)	—	—	9	—	—	9	—	9
Winter Storm Uri (e)	(52)	4	—	—	—	(48)	—	(48)
Other, net	25	(2)	72	5	(113)	(13)	(2)	(15)

Adjusted EBITDA	$1,105	$1,834	$1,001	$263	$(63)	$4,140	$(39)	$4,101

(a)	Includes $36 million of unrealized mark-to-market net losses on interest rate swaps.
(b)	Includes nuclear fuel amortization of $91 million in the Texas segment.
(c)	Includes $29 million gain recognized on the repurchase of TRA Rights in December 2023.
(d)	Represents estimate of anticipated market participant defaults or settlements on initial PJM capacity performance penalties due to extreme magnitude of penalties associated with Winter Storm Elliott.
(e)

Adjusted EBITDA impacts of Winter Storm Uri reflects the application of bill credits to large commercial and industrial customers that curtailed their usage during Winter Storm Uri and a reduction in the allocation of ERCOT default uplift charges which were expected to be paid over several decades under protocols existing at the time of the storm.

Vistra – Press Release

Feb. 27, 2025, Page 13

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED FREE CASH FLOW BEFORE GROWTH

FOR YEAR ENDED DECEMBER 31, 2024

(Unaudited) (Millions of Dollars)

	Ongoing Operations	Asset Closure	Vistra Consolidated
Adjusted EBITDA	$5,656	$(117)	$5,539
Interest paid, net (a)	(939)	—	(939)
Taxes paid	(56)	—	(56)
Change in working capital, margin deposits, and accrued environmental allowance obligations	1,048	—	1,048
Reclamation and remediation expenditures	(39)	(49)	(88)
ERP implementation expenditures	(53)	—	(53)
Transition and merger expenses	(155)	(1)	(156)
Other changes in other operating assets and liabilities	(757)	25	(732)

Cash provided by (used in) operating activities	$4,705	$(142)	$4,563
Capital expenditures for maintenance including net nuclear fuel purchases and LTSA prepayments (b)	(1,092)	—	(1,092)
Proceeds from sale of transferable investment tax credits	150	—	150
Change in working capital, margin deposits, and accrued environmental allowance obligations	(1,048)	—	(1,048)
Transition and merger expenditures	155	1	156
ERP implementation expenditures	53	—	53
Other net investing activities (c)	(35)	—	(35)

Adjusted free cash flow before growth	$2,888	$(141)	$2,747

(a)	Net of interest received.
(b)	Excludes $800 million of capital expenditures related to growth and development.
(c)	Includes net contributions to nuclear decommissioning trusts and other.

Vistra – Press Release

Feb. 27, 2025, Page 14

VISTRA CORP.

NON-GAAP RECONCILIATIONS - 2025 GUIDANCE

(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Corp. Consolidated
	Low	High	Low	High	Low	High
Net Income (loss)	$2,310	$2,780	$(90)	$(90)	$2,220	$2,690
Income tax expense	620	750	—	—	620	750
Interest expense and related charges (a)	1,070	1,070	—	—	1,070	1,070
Depreciation and amortization (b)	2,180	2,180	—	—	2,180	2,180

EBITDA before Adjustments	$6,180	$6,780	$(90)	$(90)	$6,090	$6,690
Unrealized net (gain) loss resulting from hedging transactions	(872)	(872)	(2)	(2)	(874)	(874)
Fresh start/purchase accounting impacts	(5)	(5)	—	—	(5)	(5)
Non-cash compensation expenses	135	135	—	—	135	135
Transition and merger expenses	35	35	—	—	35	35
Decommissioning activities (c)	48	48	—	—	48	48
ERP system implementation expenses	11	11	—	—	11	11
Interest income	(45)	(45)	—	—	(45)	(45)
Other, net	13	13	2	2	15	15

Adjusted EBITDA guidance	$5,500	$6,100	$(90)	$(90)	$5,410	$6,010
Interest paid, net	(1,098)	(1,098)	—	—	(1,098)	(1,098)
Tax (paid) / received	(111)	(111)	—	—	(111)	(111)
Change in working capital, margin deposits, and accrued environmental allowance obligations	595	595	—	—	595	595
Reclamation and remediation	(53)	(53)	(90)	(90)	(143)	(143)
ERP system implementation expenditures	(39)	(39)	—	—	(39)	(39)
Other changes in other operating assets and liabilities	(164)	(164)	(10)	(10)	(174)	(174)

Cash provided by operating activities	$4,630	$5,230	$(190)	$(190)	$4,440	$5,040
Capital expenditures including nuclear fuel purchases and LTSA prepayments	(1,221)	(1,221)	—	—	(1,221)	(1,221)
Other net investing activities	(20)	(20)	—	—	(20)	(20)
Change in working capital, margin deposits, and accrued environmental allowance obligations	(595)	(595)	—	—	(595)	(595)
Transition and merger expenditures	56	56	—	—	56	56
Interest on noncontrolling interest repurchase obligation	111	111	—	—	111	111
ERP implementation expenditures	39	39	—	—	39	39

Adjusted free cash flow before growth guidance	$3,000	$3,600	$(190)	$(190)	$2,810	$3,410

Regulation G Table for 2025 Guidance prepared as of Nov. 7, 2024, based on market curves as of Nov. 4, 2024.

(a)	Includes $111 million interest on redeemable noncontrolling interest repurchase obligation.
(b)	Includes nuclear fuel amortization of $412 million.
(c)	Represents net of all NDT (income) loss of the PJM nuclear facilities, ARO accretion expense for operating assets and ARO remeasurement impacts for operating assets.